Exhibit 99.2

Shareholder Letter Q1 2022 2 Q1 2022 PERFORMANCE Q1 2022 REVENUE GROWTH $388M 30% Y/Y GUIDANCE Q2 2022 REVENUE FULL-YEAR 2022 REVENUE $402-408M $1.685-1.710B Mikkel Svane CEO Shelagh Glaser CFO Jason Tsai VP, Investor Relations Zendesk Delivers Highest Q1 Revenue Increase and Raises 2022 Outlook We had a strong start to 2022 with the highest first quarter revenue increase in the company’s history, growing 30% year-over-year. Both our GAAP and non-GAAP gross margins in the first quarter improved both as compared to last quarter as well as compared to our first quarter last year while non-GAAP operating margin came in at the low-end of our range as we continue to invest in growth. We remain confident in and committed to our full-year guidance of 7.5% non-GAAP operating margin. Our continued push into enterprise, coupled with customers’ ongoing adoption of Zendesk Suite, is building a stronger foundation for our business long-term. We continue to invest to advance our move upmarket that ultimately drives bigger deals, stickier customer relationships, and better visibility for revenue growth and profitability long-term. We continue to deliver a best-in-class customer experience solution and enable our customers to get up and running faster. Our highly scalable platform serves SMB customers as well as large enterprise customers that require the highest level of reliability, security and performance. We empower our customers to build stronger relationships with their customers, all with lower total cost of ownership. As we emerge from the pandemic, our upcoming Relate event will harness the energy and excitement of getting back to business, showcase new solutions and reinforce for our customers and partners that Zendesk is here to help them get back to doing what they do best. We are excited to showcase our products and have our customers tell the world how they’ve been able to better engage with their customers using Zendesk.

Shareholder Letter Q1 2022 3 Summary financial table First quarter fiscal year 2022 (in thousands, except per share data) Three Months Ended March 31, 2022 2021 GAAP results Revenue $ 388,327 $ 298,048 Gross profit $ 312,649 $ 237,154 Gross margin 80.5% 79.6% Operating loss $ (60,626) $ (37,280) Operating margin (15.6%) (12.5%) Net loss $ (66,946) $ (48,965) Net loss per share, basic and diluted $ (0.55) $ (0.42) Non-GAAP results Non-GAAP gross profit $ 320,675 $ 243,765 Non-GAAP gross margin 82.6% 81.8% Non-GAAP operating income $ 20,178 $ 23,876 Non-GAAP operating margin 5.2% 8.0% Non-GAAP net income $ 15,102 $ 21,385 Non-GAAP net income per share, basic $ 0.12 $ 0.18 Non-GAAP net income per share, diluted $ 0.12 $ 0.17 Other financial measures Net cash provided by operating activities $ 11,212 $ 33,595 Free cash flow (non-GAAP) $ 758 $ 26,066

Shareholder Letter Q1 2022 4 Continued success moving upmarket During the first quarter of 2022 we continued to secure larger customers and expand with existing customers. As a result, customers that generate >$250k ARR now account for 39% of our total ARR, up from 34% of ARR at the end of first quarter 2021. Additionally, the number of customer accounts generating >$250k ARR grew 41% year-over-year. Furthermore, customers with >$1M ARR have also increased to 140, up 65% year-over-year, highlighting our ongoing success in moving upmarket. Percent of total ARR from customer accounts >$250K ARR 39% 29% Focusing on our growth customer segment As we continue to evolve the metrics we share to better reflect our long-term growth and the evolution of our business strategy, we believe it is important to highlight the ongoing strength of our customer additions. We will now begin disclosing a new metric: the number of customers with more than $1,000 in ARR that represent our growth customer segment. Customers with more than $1,000 in ARR account for 99% of our total ARR and we have consistently grown this cohort every quarter for the past five years. We believe this metric is better aligned with the strategic direction of our business and directly correlated with future growth. During the first quarter, customers with more than $1,000 in ARR increased approximately 1,400 quarter-over-quarter and 5,700 year-over-year. Net customer growth in this cohort has remained steady, but we have grown our business at an even faster rate, which highlights the continuing success of our move upmarket and land-and-expand strategy. Growth customer segment (customers with >$1k ARR) 49K 62K

Shareholder Letter Q1 2022 One-Year Anniversary of Zendesk Suite - Strong Expansion Drives Sustainable Long-Term Growth Since its introduction in February 2021, Suite has grown to more than $600 million in ARR and accounts for 40% of our ARR from just 7% of our ARR a year ago. From that first cohort of more than 3,000 Suite customers, we have been able to grow our Suite customers base quickly and finished this quarter with more than 21,000 Suite customers. We have seen customers on our Suite initially expand by about 20% when they upgrade to Suite. Their growth with us only starts there; much of the power of Suite is in the increased engagement with key features and expanded deployments once on the Suite. After customers move onto Suite, we see that they use more key features to better engage with their customers such as adding chat and messaging channels. As a result, we are seeing higher net expansion rates for Suite customers driven by both higher gross expansion rates and lower churn and contraction compared to non-Suite customers. Additionally, Suite customers have a meaningfully longer average contract term than non-Suite customers. The Zendesk Suite clearly embodies Zendesk’s value proposition: powerfully simple software, scalable to enterprise needs, backed by a leading CX support team. 5 Our customers on Suite are more engaged, use more of our features and functionality to interact with their customers, and expand at a faster rate than customers that are not on Suite. This makes Suite a sustainable, long-term growth driver for Zendesk. Higher expansion Early cohorts indicate meaningfully higher expansion rates once you’re a Suite customer. Higher retention The first anniversary Suite cohort has a materially lower churn and contraction rate than non-Suite customers. Greater product adoption Suite customers are using more product capabilities, especially messaging and chat channels. Longer contract duration Suite customers have an average contract length of 19 months, which is above the average for non-Suite customers.

Shareholder Letter Q1 2022 6 Net Expansion Rate (NER) Annual NER for the first quarter was 121%. Churn and contraction achieved a new all-time low in the quarter and seat additions continued to account for the majority of expansion during the quarter. Remaining Performance Obligations (RPO) RPO grew 36% year-over-year, with short-term RPO growing 35% and long-term RPO growing 38%. +35% Y/Y +38% Y/Y 120% 110%

Shareholder Letter Q1 2022 7 The event will feature Zendesk updates and thought leadership. As an investor, you may find these highlights interesting: ● The long-awaited keynote Discover how our community is capitalizing on speed and innovation, to help everyone get back to business. Zendesk CEO and Founder, Mikkel Svane, and top product leaders guide the way. ● Impressive customer stories We reveal what’s on the customer experience radar for the year ahead. Speakers include Virgin Pulse, UpStack, Logitech, Ada, Groupon, SMC, and more. ● Product announcements on service, platform, and more Here’s what’s bubbling behind the scenes. We reveal what’s new in the Zendesk Suite and our Sunshine platform. This year’s event will have a hybrid format with the in-person event by invitation only. If you’d like to register or spread the word, please visit zendeskrelate.com MAY 11 | DIGITAL EXPERIENCE

Shareholder Letter Q1 2022 Guidance We are increasing our full-year 2022 revenue guidance to $1.685 - 1.710 billion. For the quarter ending June 30, 2022, Zendesk expects to report: ● Revenue in the range of $402 - 408 million ● GAAP operating income (loss) in the range of $(65) - (59) million, which includes share-based compensation and related expenses of approximately $80 million, amortization of purchased intangibles of approximately $2 million, and acquisition-related expenses of approximately $1 million ● Non-GAAP operating income in the range of $18 - 24 million, which excludes share-based compensation and related expenses of approximately $80 million, amortization of purchased intangibles of approximately $2 million, and acquisition-related expenses of approximately $1 million ● Approximately 123 million weighted average shares outstanding (basic) ● Approximately 138 million weighted average shares outstanding (diluted) For the full year ending December 31, 2022, Zendesk expects to report: ● Revenue in the range of $1.685 - 1.710 billion ● GAAP operating income (loss) in the range of $(221) - (201) million, which includes share-based compensation and related expenses of approximately $316 million, acquisition-related expenses of approximately $15 million, and amortization of purchased intangibles of approximately $7 million ● Non-GAAP operating income in the range of $117 - 137 million, which excludes share-based compensation and related expenses of approximately $316 million, acquisition-related expenses of approximately $15 million, and amortization of purchased intangibles of approximately $7 million ● Approximately 124 million weighted average shares outstanding (basic) ● Approximately 140 million weighted average shares outstanding (diluted) ● Free cash flow in the range of $175 - 190 million 8 We have not reconciled free cash flow guidance to net cash from operating activities for the full year 2022 because we do not provide guidance on the reconciling items between net cash from operating activities and free cash flow, as a result of the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on our free cash flow and, accordingly, a reconciliation of net cash from operating activities to free cash flow for the full year 2022 is not available without unreasonable effort. This guidance may be affected by strategic decisions related to our corporate real estate. In the second quarter of 2022, our Board of Directors approved a plan to cease use or sublease certain leased premises across our real estate portfolio. As a result, we expect to record impairment charges in the second quarter of 2022, which could range up to $26 million. These impairments will be excluded from non-GAAP operating income. Refer to Form 10-Q for the quarter ended March 31, 2022 for additional information. Zendesk’s estimates of share-based compensation and related expenses, amortization of purchased intangibles, acquisition-related expenses, real estate impairments, weighted average shares outstanding, and free cash flow in future periods assume, among other things, the occurrence of no additional acquisitions, investments, or restructurings and no further revisions to share-based compensation and related expenses.

Select financial measures

(in millions)

	Three Months Ended			Comments
	March 31, 2022	December 31, 2021	March 31, 2021	
GAAP results				
Revenue	$ 388.3	$ 375.4	$ 298.0	Q1'22 revenue grew 30% y/y
Gross margin	*80.5%*	*79.5%*	*79.6%*	Increased 90 bps y/y primarily driven by revenue scale and increased hosting efficiencies
Operating loss	$ (60.6)	$ (48.1)	$ (37.3)	
Operating margin	*(15.6%)*	*(12.8%)*	*(12.5%)*	Decreased 310 bps y/y primarily driven by higher personnel costs as we continue to invest in our business
Non-GAAP results				
Non-GAAP gross margin	*82.6%*	*81.6%*	*81.8%*	Increased 80 bps y/y primarily driven by revenue scale and increased hosting efficiencies
Non-GAAP operating income	$ 20.2	$ 27.2	$ 23.9	
Non-GAAP operating margin	*5.2%*	*7.2%*	*8.0%*	Decreased 280 bps y/y primarily driven by higher personnel costs as we continue to invest in our business
Other financial measures				
Net cash provided by operating activities	$ 11.2	$ 35.5	$ 33.6	
Free cash flow (non-GAAP)	$ 0.8	$ 28.3	$ 26.1	Net cash provided by operating activities, less purchases of property and equipment and internal-use software development costs
Cash and cash equivalents	$ 496.0	$ 476.1	$ 378.4	Increased y/y driven primarily by operating activities, partially offset by purchases of marketable securities
Marketable securities, current and noncurrent	$ 1,094.3	$ 1,099.4	$ 1,061.3	
Remaining performance obligations	$ 1,359	$ 1,291	$ 1,002	Increased approximately 36% y/y
Short-term performance obligations	$ 915	$ 862	$ 680	Increased approximately 35% y/y
Long-term performance obligations	$ 444	$ 429	$ 322	Increased approximately 38% y/y
Non-GAAP results exclude the following				
Share-based compensation and related expenses	$ 67.5	$ 64.0	$ 57.9	Increased y/y largely due to higher headcount and timing of awards
Amortization of purchased intangibles	$ 1.8	$ 1.8	$ 1.9	
Acquisition-related expenses	$ 11.4	$ 9.2	$ 1.4	Increased y/y largely due to costs associated with Momentive
Real estate impairments	$ -	$ 0.2	$ -	

Quarter-over-quarter comparisons (q/q) are for the three months ended March 31, 2022, compared to the three months ended December 31, 2021.
Year-over-year comparisons (y/y) are for the three months ended March 31, 2022, compared to the three months ended March 31, 2021.
See a reconciliation of non-GAAP measures presented at the end of this letter.

9

Shareholder Letter Q1 2022 10 Condensed consolidated statements of operations (in thousands, except per share data; unaudited)

Shareholder Letter Q1 2022 11 Condensed consolidated balance sheets (in thousands, except par value; unaudited)

Shareholder Letter Q1 2022 12 Condensed consolidated statements of cash flows (in thousands; unaudited)

Shareholder Letter Q1 2022 13 Non-GAAP results (in thousands, except per share data) The following table shows Zendesk’s GAAP results reconciled to non-GAAP results included in this letter.

Shareholder Letter Q1 2022 14 Non-GAAP results (continued) (in thousands, except per share data) The following table shows Zendesk’s GAAP results reconciled to non-GAAP results included in this letter.

Shareholder Letter Q1 2022 15 Non-GAAP results (continued) (in thousands, except per share data) The following table shows Zendesk’s GAAP results reconciled to non-GAAP results included in this letter. (1)In the first quarter of 2022, we adopted ASU 2020-06, which simplifies the accounting for convertible debt. Under the new standard, companies are required to use the if-converted method for calculating diluted EPS instead of the treasury stock method. For the three months ended March 31, 2022, approximately 11 million shares related to our 2025 convertible notes were excluded from the non-GAAP diluted share amount, as the inclusion of these shares using the if-converted method would have been anti-dilutive.

Shareholder Letter Q1 2022 16 About Zendesk Zendesk started the customer experience revolution in 2007 by enabling any business around the world to take their customer service online. Today, Zendesk is the champion of great service everywhere for everyone, and powers billions of conversations, connecting more than 100,000 brands with hundreds of millions of customers over telephony, chat, email, messaging, social channels, communities, review sites and help centers. Zendesk products are built with love to be loved. The company was conceived in Copenhagen, Denmark, built and grown in California, taken public in New York City, and today employs more than 6,000 people across the world. Learn more at www.zendesk.com. References to Zendesk, the “Company,” “our,” or “we” in this press release refer to Zendesk, Inc. and its subsidiaries on a consolidated basis. Forward-looking statements This shareholder letter contains forward-looking statements, including, among other things, statements regarding Zendesk’s future financial performance, its continued investment to grow its business, and progress toward its long-term financial objectives. Words such as “may,” “should,” “will,” “believe,” “expect,” “anticipate,” “target,” “project,” and similar phrases that denote future expectation or intent regarding Zendesk’s financial results, operations, and other matters are intended to identify forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Zendesk’s actual results, performance, or achievements to differ materially, including (i) Zendesk’s ability to adapt its products to changing market dynamics and customer preferences or achieve increased market acceptance of its products; (ii) the intensely competitive market in which Zendesk operates; (iii) the development of the market for software as a service business software applications; (iv) Zendesk’s substantial reliance on its customers renewing their subscriptions and purchasing additional subscriptions; (v) Zendesk’s ability to effectively market and sell its products to larger enterprises; (vi) Zendesk’s ability to develop or acquire and market new products and to support its products on a unified, reliable shared services platform; (vii) Zendesk’s reliance on third-party services, including services for hosting, email, and messaging; (viii) Zendesk’s ability to retain key employees and attract qualified personnel, particularly in the primary regions Zendesk operates; (ix) Zendesk’s ability to effectively manage its growth and organizational change, including its international expansion strategy; (x) Zendesk’s expectation that the future growth rate of its revenues will decline, and that, as its costs increase, Zendesk may not be able to generate sufficient revenues to achieve or sustain profitability; (xi) Zendesk’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions; (xii) real or perceived errors, failures, or bugs in Zendesk’s products; (xiii) potential service interruptions or performance problems associated with Zendesk’s technology and infrastructure; (xiv) Zendesk’s ability to securely maintain customer data and prevent, mitigate, and respond effectively to both historical and future data breaches; (xv) Zendesk’s ability to comply with privacy and data security regulations; (xvi) Zendesk’s ability to optimize the pricing for its solutions; and (xvii) other adverse changes in general economic or market conditions. The forward-looking statements contained in this shareholder letter are also subject to additional risks, uncertainties, and factors, including those more fully described in Zendesk’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Zendesk makes with the Securities and Exchange Commission from time to time, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022. Forward-looking statements represent Zendesk’s management’s beliefs and assumptions only as of the date such statements are made. Zendesk undertakes no obligation to update any forward-looking statements made in this shareholder letter to reflect events or circumstances after the date of this shareholder letter or to reflect new information or the occurrence of unanticipated events, except as required by law. About non-GAAP financial measures To provide investors and others with additional information regarding Zendesk’s results, the following non-GAAP financial measures were disclosed: non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating income (loss) and operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, basic and diluted, free cash flow, and free cash flow margin. Specifically, Zendesk excludes the following from its historical and prospective non-GAAP financial measures, as applicable: Share-Based Compensation and Amortization of Share-Based Compensation Capitalized in Internal-Use Software: Zendesk utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period. Employer Tax Related to Employee Stock Transactions: Zendesk views the amount of employer taxes related to its employee stock transactions as an expense that is dependent on its stock price, employee exercise and other award disposition activity, and other factors that are beyond Zendesk’s control. As a result, employer taxes related to its employee stock transactions vary for reasons that are generally unrelated to financial and operational performance in any particular period. Amortization of Purchased Intangibles: Zendesk views amortization of purchased intangible assets, including the amortization of the cost associated with an acquired entity’s developed technology, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

Shareholder Letter Q1 2022 17 Acquisition-related expenses: Zendesk views acquisition-related expenses, such as transaction costs, integration costs, restructuring costs, and acquisition-related retention payments, including amortization of acquisition-related retention payments capitalized in internal-use software, as events that are not necessarily reflective of operational performance during a period. In particular, Zendesk believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses. Real estate impairments: To support an increased percentage of remote teams, Zendesk records impairments for certain assets associated with leased properties, or portions thereof, that it ceases to occupy. Any losses and gains associated with these activities are generally unrelated to financial and operational performance in any particular period and Zendesk believes the exclusion of such losses and gains provides for a more useful comparison of operational performance in comparative periods that may or may not include such losses and gains. Amortization of debt discount and issuance costs: On January 1, 2022, Zendesk prospectively adopted ASU 2020-06, regarding ASC Topic 470 “Debt” and ASC Topic 815 “Derivatives and Hedging,” which simplifies the accounting for convertible debt. Prior to the adoption of ASU 2020-06, the imputed interest rates of the 2023 Notes and the 2025 Notes were approximately 5.26% and 5.00%, respectively. This was a result of the debt discounts recorded for the conversion features of the Notes that were required to be separately accounted for as equity, and debt issuance costs, which reduced the carrying value of the convertible debt instruments. The debt discounts were amortized as interest expense together with the issuance costs of the debt. Upon adoption of the new standard, the liability and equity components of each instrument were recombined into a single liability instrument measured at amortized cost. As a result, from the date of adoption, no debt discount remains and no interest expense related to debt discount amortization will be recorded. Interest expense related to the amortization of debt issuance costs will continue to be recorded over the term of the notes. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this expense will provide for a more useful comparison of our operational performance in different periods. Income tax effects: Zendesk utilizes a fixed long-term projected tax rate in its computation of non-GAAP income tax effects to provide better consistency across interim reporting periods. In projecting this long-term non-GAAP tax rate, Zendesk utilizes a financial projection that excludes the direct impact of other non-GAAP adjustments. The projected rate considers other factors such as Zendesk's current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where Zendesk operates. For the year ending December 31, 2022, Zendesk has determined the projected non-GAAP tax rate to be 21%. Zendesk will periodically re-evaluate this tax rate, as necessary, for significant events, based on relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions. Zendesk provides disclosures regarding its free cash flow, which is defined as net cash from operating activities less purchases of property and equipment and internal-use software development costs. Free cash flow margin is calculated as free cash flow as a percentage of total revenue. Zendesk uses free cash flow, free cash flow margin, and other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Zendesk believes that information regarding free cash flow and free cash flow margin provides investors with an important perspective on the cash available to fund ongoing operations. Zendesk has not reconciled free cash flow guidance to net cash from operating activities for the year ending December 31, 2022 because Zendesk does not provide guidance on the reconciling items between net cash from operating activities and free cash flow, as a result of the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on Zendesk’s free cash flow and, accordingly, a reconciliation of net cash from operating activities to free cash flow for the year ending December 31, 2022 is not available without unreasonable effort. Zendesk does not provide a reconciliation of its non-GAAP operating margin guidance to GAAP operating margin for future periods beyond the current fiscal year because Zendesk does not provide guidance on the reconciling items between GAAP operating margin and non-GAAP operating margin for such periods, as a result of the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on Zendesk’s non-GAAP operating margin and, accordingly, a reconciliation of GAAP operating margin to non-GAAP operating margin guidance for such periods is not available without unreasonable effort. Zendesk’s disclosures regarding its expectations for its non-GAAP gross margin include adjustments to its expectations for its GAAP gross margin that exclude share-based compensation and related expenses in Zendesk’s cost of revenue, amortization of purchased intangibles primarily related to developed technology, and acquisition-related expenses. The share-based compensation and related expenses excluded due to such adjustments are primarily comprised of the share-based compensation and related expenses for employees associated with Zendesk’s infrastructure and customer experience organization. Zendesk does not provide a reconciliation of its non-GAAP gross margin guidance to GAAP gross margin for future periods because Zendesk does not provide guidance on the reconciling items between GAAP gross margin and non-GAAP gross margin, as a result of the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on Zendesk’s non-GAAP gross margin and, accordingly, a reconciliation of GAAP gross margin to non-GAAP gross margin guidance for the period is not available without unreasonable effort. Zendesk uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Zendesk’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Zendesk presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Zendesk’s operating results. Zendesk believes these non-GAAP.

Shareholder Letter Q1 2022 18 financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows investors and others to better understand and evaluate Zendesk’s operating results and future prospects in the same manner as management. Zendesk’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that may include items such as share-based compensation and related expenses, amortization of debt discount and issuance costs, amortization of purchased intangibles, acquisition-related expenses, and real estate impairments, and the non-GAAP measures that exclude such information in order to assess the performance of Zendesk’s business and for planning and forecasting in subsequent periods. When Zendesk uses such a non-GAAP financial measure with respect to historical periods, it provides a reconciliation of the non-GAAP financial measure to the most closely comparable GAAP financial measure. When Zendesk uses such a non-GAAP financial measure in a forward-looking manner for future periods, and a reconciliation is not determinable without unreasonable effort, Zendesk provides the reconciling information that is determinable without unreasonable effort and identifies the information that would need to be added or subtracted from the non-GAAP measure to arrive at the most directly comparable GAAP measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above. Non-GAAP gross margin for the fourth quarter of 2021 excludes $6.6 million in share-based compensation and related expenses (including $0.2 million of employer tax related to employee stock transactions and $0.4 million of amortization of share-based compensation capitalized in internal-use software) and $1.2 million of amortization of purchased intangibles. Non-GAAP operating income and non-GAAP operating margin for the fourth quarter of 2021 exclude $64.0 million in share-based compensation and related expenses (including $2.0 million of employer tax related to employee stock transactions and $0.4 million of amortization of share-based compensation capitalized in internal-use software), $9.2 million of acquisition-related expenses, $1.8 million of amortization of purchased intangibles, and $0.2 million of real estate impairments. Free cash flow for the fourth quarter of 2021 includes cash used for purchases of property and equipment of $4.1 million and internal-use software development costs of $3.1 million. In August 2020, the Financial Accounting Standards Board issued ASU 2020-06, regarding ASC Topic 470 “Debt” and ASC Topic 815 “Derivatives and Hedging,” which amends the calculation of diluted earnings per share for certain convertible debt instruments, among other changes. Under the new standard, Zendesk is required to use the “if-converted” method to calculate diluted earnings per share for its convertible debt, which assumes conversion of its convertible debt instruments at the beginning of the reporting period with settlement entirely in shares of common stock, unless the result would be anti-dilutive. Historically, Zendesk calculated diluted earnings per share for its convertible debt using the “treasury stock” method, which assumes that the principal amount of convertible debt instruments is settled in cash. Accordingly, our diluted shares outstanding are generally expected to increase under the new standard. We adopted this standard in the first quarter of 2022. The total amount of shares underlying the convertible notes is approximately 13 million. Refer to Form 10-Q for the quarter ended March 31, 2022 for further information. About operating metrics Zendesk reviews a number of operating metrics to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. These include the number of logos, annual recurring revenue, dollar-based net expansion rate, the percentage of its annual recurring revenue from customer accounts with more than $250,000 in annual recurring revenue and customers with more than $1,000 in annual recurring revenue. Zendesk's number of logos is a consolidation of paid customer accounts across our solutions, exclusive of Zendesk's legacy Starter plan, free trials, or other free services, as of the end of the period. A paid customer account is one individual billing relationship for subscription to our services. Zendesk calculates its logo number by consolidating paid customer accounts that share common corporate information as a single organization or customer may have multiple paid customer accounts across its solutions to service separate subsidiaries, divisions, or work processes. As of March 31, 2022, Zendesk had approximately 110,300 logos. Zendesk does not currently include in its logo metric logos associated with its legacy analytics product, its legacy Outbound product, its legacy Starter plan, its Sell product, Sunshine Conversations, its legacy Smooch product, free trials, or other free services. We may from time to time refer to "customers" or "brands" in our publicly-available disclosures, each of which refers to our number of logos. Zendesk determines the number of customers with more than $1,000 in annual recurring revenue as of the measurement date based on the annual recurring revenue of a logo at the measurement date. The net quarterly change in customers with more than $1,000 in annual recurring revenue is calculated by taking the difference between (i) the number of customers with more than $1,000 in annual recurring revenue as of the measurement date (based on the annual recurring revenue of a logo at the measurement date) and (ii) the number of customers with more than $1,000 in annual recurring revenue as of the date that is the last day of the fiscal quarter immediately prior to the measurement date (based on the annual recurring revenue of a logo at the date that is the last day of the fiscal quarter immediately prior to the measurement date). As of March 31, 2022, this operating metric better aligns with the strategic direction of Zendesk’s business and reduces the volatility in logo count associated with the discontinuation of certain low-priced products in 2021 that generated minimal annual recurring revenue. Annual recurring revenue, which we may refer to as “ARR,” is determined by multiplying monthly recurring revenue by 12. Zendesk’s dollar-based net expansion rate provides a measurement of our ability to increase revenue across our existing customer base through expansion of authorized agents associated with a logo, upgrades in subscription plans, and the purchase of additional products as offset by contraction and churn in authorized agents associated with a logo, and downgrades in subscription plans. Zendesk does not currently incorporate operating metrics associated with its legacy analytics product, its legacy Outbound product, its legacy Starter plan, its Sell product, Sunshine Conversations, its legacy Smooch product, free trials, or other free services into its measurement of dollar-based net expansion rate. Dollar-based net expansion rate is based upon our annual recurring revenue for a set of logos on Zendesk’s products.

Shareholder Letter Q1 2022 19 Monthly recurring revenue is a legal and contractual determination made by assessing the contractual terms, as of the date of determination, as to the revenue we expect to generate in the next monthly period, assuming no changes to the subscription and without taking into account any usage above the subscription base, if any, that may be applicable to such subscription. Zendesk excludes the impact of revenue that it expects to generate from fixed-term contracts that are each associated with an existing account, are solely for additional temporary agents, and are not contemplated to last for the duration of the primary contract for the existing account from its determination of monthly recurring revenue. Zendesk additionally excludes the impact of accounts that are free-trial accounts that did not result in paid subscriptions, and temporary coupons, such as short-term discounts that were applied to certain accounts due to the COVID-19 pandemic, from its annual recurring revenue. Monthly recurring revenue is not determined by reference to historical revenue, deferred revenue, or any other United States generally accepted accounting principles, or GAAP, financial measure over any period. Zendesk calculates its dollar-based net expansion rate by dividing the retained revenue net of contraction and churn by Zendesk’s base revenue. Zendesk defines its base revenue as the aggregate annual recurring revenue across its products from logos as of the date one year prior to the date of calculation. Zendesk defines the retained revenue net of contraction and churn as the aggregate annual recurring revenue across its products for the same customer base included in the measure of base revenue at the end of the annual period being measured. For a more detailed description of how Zendesk calculates its dollar-based net expansion rate, please refer to Zendesk’s periodic reports filed with the Securities and Exchange Commission. Zendesk’s percentage of annual recurring revenue that is generated by customer accounts with more than $250,000 in annual recurring revenue is determined by dividing the total annual recurring revenue from customer accounts with more than $250,000 in annual recurring revenue from our products other than Sell and Sunshine Conversations as of the measurement date by the total annual recurring revenue for all customer accounts from our products other than Sell and Sunshine Conversations as of the measurement date. Zendesk determines the customer accounts with $250,000 in annual recurring revenue as of the measurement date based on the annual recurring revenue of a customer account at the measurement date. A “customer account” is based on an identifier tracked in our internal sales system as a separate and distinct buying entity. Zendesk determines the number of customer accounts with more than $1 million in annual recurring revenue as of the measurement date based on the annual recurring revenue of a customer account (as defined above) at the measurement date. Zendesk determines its bookings as the incremental additional annual recurring revenue from contracts that were entered into during the referenced fiscal quarter. Zendesk determines its net bookings as bookings less any annual recurring revenue lost from contracts which have not been renewed or a decrease in the level of paid services with our solutions over the referenced fiscal quarter. Zendesk's annual revenue run rate is based on its revenue for the most recent applicable quarter. Zendesk annualizes such results to estimate its annual revenue run rate by multiplying the revenue for its most recent applicable quarter by four. Zendesk's annual revenue run rate is not a comprehensive statement of its financial results for such period and should not be viewed as a substitute for full annual or interim financial statements prepared in accordance with GAAP. In addition, Zendesk's revenue for the most recent applicable quarter or annual revenue run rate are not necessarily indicative of the results to be achieved in any future period. Zendesk determines its average deal size by dividing the annual recurring revenue from bookings for our products other than Sell and Sunshine Conversations in a quarter by the number of deals that were entered into during that quarter. ZENDESK and the stylized Z logo are registered trademarks owned by Zendesk, Inc. For a more complete list of Zendesk’s trademarks, service marks, service or trade names, logos or other designations of Zendesk, please visit https://www.zendesk.com/company/trademark-property/trademarks/.

Shareholder Letter Q1 2022 Q1’20 Q2’20 Q3’20 Q4’20 Q1’21 Q2’21 Q3’21 Q4’21 Q1’ 22 Total customer logos* 107,200 108,300 111,000 112,300 112,900 112,300 111,800 111,100 110,300 Growth customer logos (>$1,000 ARR) 49,200 50,500 52,500 54,100 55,900 57,600 58,800 60,200 61,600 20 INVESTOR CONTACT Jason Tsai +1 415-997-8882 ir@zendesk.com Source: Zendesk, Inc. *In connection with our launch of the Suite product offering in February 2021, we stopped actively marketing two entry-level product plans called Chat Only and Support Essential. The natural churn of logos associated with these two products is therefore a headwind to our total logo count. However, customers that only purchase these two products account for 1% of ARR and, on average, generate <$500 in ARR each. Note that both the total and growth customer logo disclosures above are rounded to the nearest hundred. **Percentages may not add to 100% due to rounding Q1’22 United States 50.8% EMEA 28.9% APAC 10.3% Other 10.1% MEDIA CONTACT Stephanie Barnes +1 415-722-0883 press@zendesk.com Customer metrics Geographic information Revenue mix by geography** Contact